News Darren Wallis Joins ONEOK as Senior Vice President, Communications and Community Relations TULSA, Okla. – Aug. 10, 2022 – J. Darren Wallis has joined ONEOK, Inc. (NYSE: OKE) as senior vice president, communications and community relations reporting to Pierce H. Norton II, president and chief executive officer of ONEOK. Before joining ONEOK, Wallis was vice president of communications for the North American region of Crop Science, a division of Bayer, the largest division and region within the company. In this role, he led all internal and external corporate communications activities including corporate reputation, media relations, employee communications, digital communications and issues management for the region. With more than 27 years of communications expertise, Wallis has specialized in creating strategic communications campaigns in various organizations and industries, including serving clients at two large international public relations firms. “We’re excited to have Darren on the ONEOK team,” said Norton. “His experience and expertise in communications will be key in developing and driving our strategic business and reputation initiatives that align with ONEOK's Mission, Vision and Core Values.” Wallis is based in Tulsa, Oklahoma. He earned a Bachelor of Arts from the University of Missouri in Columbia and is a native of southeast Missouri. --------------------------------------------------------------------------------------------------------------------- ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Rocky Mountain, Mid-Continent and Permian regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets. ONEOK is a FORTUNE 500 company and is included in the S&P 500. For the latest news about ONEOK, find us at www.oneok.com or on LinkedIn, Facebook, Twitter and Instagram. ### August 10, 2022 Analyst Contact: Megan Patterson 918-561-5325 Media Contact: Megan Washbourne 918-588-7572 Exhibit 99.1